1
                         DYNCORP 1995 STOCK OPTION PLAN

         (Effective July 1, 1995, as revised January 30 and May 15, 1997, March 5, 1998, June 20, 2000, and February 21, 2001)

1.       PURPOSE OF PLAN

         (a) The Board of Directors of DynCorp hereby adopts the DynCorp 1995 Stock Option Plan as of the effective date specified above to provide a means to encourage exceptional performance by key members of the company's management team, and to provide a mechanism for use in furtherance of the DynCorp Equity Target Ownership Plan ("ETOP") which has been adopted concurrently with this Plan.

         (b) Equity ownership of DynCorp common stock ("Stock" or "Shares") by key members of management is considered by the Board to be an important element in securing superior performance by management on behalf of all of the stockholders. While management compensation is important, equity participation and equity ownership provide additional valuable incentives to achieve outstanding management performance which translates into enhanced share value.

         (c) Under the Plan, the Compensation Committee of the Board of Directors (the "Committee" ) is authorized to approve periodic grants of options to acquire Stock to key members of the management organizations of the company and its various wholly owned subsidiaries, divisions and strategic business units (the "Company"). All grants under this Plan shall be made in strict accordance with the terms of the Plan.

2.       NAME AND TERM OF THE PLAN

         The name of the Plan shall be the "DynCorp 1995 Stock Option Plan" which shall be referred to herein as the "Plan". The term of the Plan shall commence as of the effective date and continue through a date which is ten (10) years following the date of the last grant of options under the Plan; provided that all options must be granted under the Plan by June 30, 2001.

3.       ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Committee which shall have the sole authority in its complete discretion to interpret the Plan and carry out its intent and purpose. The Committee shall also have the right from time to time to amend the Plan. See miscellaneous provisions below.

4.       ELIGIBILITY - PARTICIPATION UNDER THE PLAN

         (a) All full-time employees of the Company who are participants under any Company-sponsored bonus or incentive compensation plan, all members of the Board of Directors, and other employees as approved by the Committee shall be eligible to become participants under the Plan; provided, however, that the granting of options under the Plan shall be within the sole discretion of the Committee. In approving the granting of options under this Plan, the Committee shall act on recommendations of the DynCorp Chief Executive Officer who shall in turn act on recommendations of the Company's Sector Presidents. Specific recommendations by the Sector Presidents shall be reviewed by the CEO who shall forward such recommendations as he deems appropriate together with recommendations for awards to non-operating participants to the Committee for approval.

         (b) In the granting of options under the Plan, consideration may be given to the following nonexclusive factors:

o  The obligations of the proposed optionee under the ETOP;
o The ability of the proposed optionee to have a significant positive impact on the Company's business success and improved
   Stock value;
o The potential for the proposed optionee to accept increased responsibility within the Company;
o The need to offer a competitive compensation and benefit package in order to attract and retain qualified and highly motivated key personnel; and
o  Performance and results

5. SHARES AUTHORIZED FOR ISSUANCE

         A total of 1,250,000 shares of DynCorp Common Stock, par value $0.10 per share, shall be authorized for issuance under the Plan. When issued upon the valid exercise of options granted under the Plan, such Shares shall be fully paid, non-assessable shares of DynCorp's common stock. Options shall not be granted for more than the total number of Shares authorized for issuance hereunder from time to time; provided, that Shares represented by forfeited options will be considered authorized again for issuance hereunder.

6.       MAKING OF GRANTS - PRICE

         (a) Grants of options under the Plan shall be made only in writing and shall only be valid if signed by the President or any Senior Vice President of DynCorp. Recipients of grants shall be entitled to receive same only upon the execution of an Optionee's Agreement in the form appended as Attachment A to this Plan, under which the optionee will agree to hold and exercise options hereunder in accordance with the Plan. Among other things, the Agreement will provide that upon termination of employment for certain reasons, all unexercised options will be forfeited.

        (b) Grants will be made in the following way, and in accordance with the following guidelines:

o  Grants will be made only in increments of 100 Shares;
o All grants will be subject to the vesting requirements of the Plan described below;
o The exercise price contained in all options issued under the Plan shall be no less than the most recently determined fair market value of the Stock as of the date of grant as determined in connection with trading on the DynCorp Internal Stock Market (the "Market Price");
o Grants will be non-transferable except as specifically provided and permitted under the Plan, and shall be exercisable only during the specified term of the Plan;
o Grants may be made without conditions (other than the execution of the Optionee's Agreement) or with conditions approved by the Committee -- such as a condition that the proposed optionee acquire additional Shares in the DynCorp Internal Stock Market ("Internal Market"); and
o Grants of options under the Plan may also be made conditional upon a proposed optionee becoming an employee of the Company.

7.       VESTING OF OPTIONS

                  (a) (1) For options issued prior to March 5, 1998: Options issued under the Plan may be exercised only when the right to exercise vests under the Plan terms, and only then to the extent of the vesting percentage. The right to exercise options granted under the Plan prior to March 5, 1998 shall vest over a period of five (5) years following the grant of the option at the annual rate of 20% of the options granted. For example, if an optionee receives the grant of an option to purchase 1,000 Shares on June 30, 1995, he or she could exercise the option to the extent of 200 Shares after June 30, 1996, and to the extent of an additional 200 Shares after each successive June 30th through June 30, 2000.

                           (2) For  options  issued on or after  March 5,  1998:
         Options issued under the Plan may be exercised only when the right to exercise vests under the Plan terms, and only then to the extent of the vesting percentage. The right to exercise options granted under the Plan on or after March 5, 1998 shall vest over a period of four (4) years following the grant of the option at the annual rate of 25% of the options granted. For example, if an optionee receives the grant of an option to purchase 1,000 Shares on June 30, 1998, he or she could exercise the option to the extent of 250 Shares after June 30, 1999, and to the extent of an additional 250 Shares after each successive June 30th through June 30, 2002.

                  (b) (1) For options issued prior to March 5, 1998: Options granted prior to March 5, 1998 which are not exercised within seven (7) years from the date of grant shall expire, and the optionee shall have no further rights with respect to such options under the Plan or otherwise.

                           (2) For  options  issued on or after  March 5,  1998:
         Options granted on or after March 5, 1998 which are not exercised within ten (10) years from the date of grant shall expire, and the optionee shall have no further rights with respect to such options under the Plan or otherwise.

                           (3) Option extension: Notwithstanding subsection (1) above, individual options granted prior to February 23, 1998 for 10,000 or fewer shares which have not been exercised or canceled prior to February 21, 2001 shall expire on the tenth anniversary of the date of grant. This extension shall take effect automatically and shall not require any amendment of individual Option Agreements. All optionees who are beneficiaries of this extension shall be so notified in writing.

         (c) The Committee shall have the authority under this Plan to grant options hereunder that are subject to special performance vesting provisions. For example, notwithstanding the fact that options hereunder are vested, exercise may be conditioned upon any of the following additional performance criteria:

o        The achievement of a specified stock price; or
o The achievement of a specified percentage stock price increase over the option price--e.g., vested options can only be exercised in the event the price as of the exercise date is at least 25% higher than the grant price.

         Moreover, the Committee shall have the authority to grant special vesting period reductions, contingent on the Company's achievement of a specified stock price or percentage of increase over the grant price. For example, options might be granted with the understanding that in the event the stock price rose to some specified price per share for at least two quarters, all of some portion of unvested options should immediately vest.

8.       MECHANICS FOR EXERCISING OPTIONS

         An optionee may exercise a vested option by sending a completed and signed Optionee Exercise Form (as prescribed by DynCorp) to the DynCorp Corporate Secretary together with his or her personal check in the amount of the exercise price times the number of vested-option Shares that are being purchased. Subject to the restrictions of any current financial covenants, the optionee may pay the exercise price, in whole or in part, by surrendering previously owned Shares, which shall be applied at the Market Price toward payment of the exercise price. The Corporate Secretary will either cause the Company to issue Shares in the name of the optionee for each option exercised or will cause such Shares to be purchased in the Internal Market and recorded on the Optionee's Stock account within 10 days following the next scheduled Internal Market trade day. Under the terms of the Optionee Agreement, the optionee will specify whether the Company shall withhold taxes as required upon the exercise of the option from the Optionee's compensation, whether the optionee shall pay such required amount in cash, or whether such withholding shall be satisfied in Shares (at the Market Price). See discussion below concerning taxation."

9.    FORFEITURE OF CERTAIN UNEXERCISED OPTIONS - SHORTENING OF OPTION PERIOD

         The right to exercise vested options, and all interests in unvested options, shall terminate and be forfeited in the event an Optionee's employment is terminated for any reason except retirement, death or disability; provided that the Committee in its sole discretion may permit a terminated optionee a period of no more than 30 days after termination of employment within which to exercise previously vested options. In the event of the death of an optionee, all unvested options shall immediately become vested, and his or her estate or legal representative shall be entitled to exercise any unexercised options; provided, that such exercise must be made prior to the earliest to occur of the expiration date of such options, or the 180th day after the Optionee's death. An optionee who is permanently and totally disabled as established by evidence satisfactory to the Committee may exercise all options which are vested as of his or her termination date; provided such exercise is made within the same period described in the immediately preceding sentence. In the event of an Optionee's retirement at age 65 or older, all options shall immediately become vested, and the optionee shall have a period of 360 days from his or her retirement date in which to exercise such options. All other optionees who retire prior to achieving the age of 65 years shall be entitled for a period of 180 days after retirement to exercise those options which were vested as of his or her retirement date. All Shares obtained pursuant to the exercise of options under these circumstances following termination of employment due to death, disability or retirement shall be subject to the Company's right of first refusal to purchase such Shares at the prevailing Market Price, which right shall be exercised by the Company in accordance with the procedures set forth in the Optionee Agreement.

For purposes of clarification, if an optionee is serving as a member of the Board of Directors as well as being an employee, such optionee shall not be deemed to have been terminated from employment until the later of termination as an employee and termination as a Director, and an optionee who is terminated by reason of disability at age 65 or older shall be deemed to have retired as of his termination date.

10.      TAX INFORMATION

         The Company will withhold from the Optionee's compensation, or require as a condition of option exercise that the optionee pay to the Company, an amount sufficient to comply with applicable federal and state withholding statutes. DynCorp may, however, permit optionees to satisfy withholding requirements, to the extent permitted by law, through the transfer to the Company of Shares having a fair market value equal to the withholding requirement.

11.      MISCELLANEOUS PROVISIONS

         (a) The granting of an option shall impose no obligation upon the optionee to exercise such option.

         (b) Options shall not be transferable other than by will or by the laws of descent and distribution and during an Optionee's lifetime shall be exercisable only by such Optionee.

         (c) The aggregate number of Shares available for options under the Plan, the Shares subject to any option, and the price per share shall all be proportionately adjusted for any increase or decrease in the number of issued Shares subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of Shares or any other capital adjustment, (2) the payment of a Stock dividend. If DynCorp shall be the surviving corporation in any merger or consolidation, any option shall pertain, apply, and relate to the securities to which a holder of the number of Shares subject to the option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of DynCorp, or upon a merger or consolidation in which DynCorp is not the surviving corporation, this Plan or an identical successor plan shall continue in force, or, should such successor plan not be adopted or this Plan continued, all options outstanding under the Plan shall immediately vest and each optionee (and each other person entitled under the Plan to exercise an option) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Optionee's options in whole or in part. Upon the consummation of any such dissolution, liquidation, merger, or consolidation, all unexercised options shall terminate.

         (d) The Board or Committee, by resolution, may terminate, amend, or revise the Plan with respect to any Shares as to which options have not been granted. Neither the Board nor the Committee may, without the consent of the holder of an option, alter or impair any option previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect for a period of five (5) years from the date of the Plan's adoption by the Board. Termination of the Plan shall not affect any option previously granted.

         (e) As a condition to the exercise of any portion of an option, DynCorp may require the person exercising such option to represent and warrant at the time of such exercise that any Shares acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for DynCorp, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

         (f) DynCorp, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of Shares that shall be sufficient to satisfy the requirements of this Plan. The inability of DynCorp to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for DynCorp for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

         (g) This Plan shall be governed by the laws of the Commonwealth of Virginia, without regard to the conflicts-of-law provisions thereof.

         (h) Nothing herein shall be implied to constitute a contract of employment for any person.

         (i) The plan shall become effective as of the effective date upon approval by the DynCorp Board of Directors.


================================================================================